UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2019

CONDUENT INCORPORATED

(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Suite 200

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNDT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment Chief Accounting Officer

Effective June 14, 2019, the Company appointed Mario A. Pompeo, Vice President and Chief Accounting Officer. Mr. Pompeo, age 49, will oversee the Company’s accounting matters.

Mr. Pompeo has served in his current role as the Company’s Vice President – Chief Audit Executive since August 2017. Prior to joining the Company, Mr. Pompeo was a partner and the National CFO Advisory Services Leader at CohnReznick, LLP from 2015 – 2017 and served as Senior Vice President – Finance & Chief Financial Officer of Stuart Weitzman, Inc. from 2013 – 2015. He began his accounting career in the Assurance and Business Advisory Practice of PricewaterhouseCoopers, LLP. Mr. Pompeo holds a Bachelor of Science in Accounting from The Pennsylvania State University and is a Certified Public Accountant and Chartered Global Management Accountant.

Mr. Pompeo’s salary will be $350,000 and he will continue to participate in the Performance Incentive Plan and the Long-Term Incentive Plan. In addition, Mr. Pompeo will be eligible to participate in benefits as may be offered from time to time to other similarly situated employees including severance and participation in the Company’s Executive Change in Control Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUENT INCORPORATED

Date: May 30, 2019	By:	/s/ J. Michael Peffer
Name: J. Michael Peffer
Title: Secretary